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                                 Exhibit (5)(f)



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                          INVESTMENT ADVISORY AGREEMENT


     This Agreement is made as of August 20, 1996, between THE SESSIONS GROUP, an Ohio business trust (the "Trust"), and 1st Source Bank, an Indiana banking corporation (the "Investment Adviser").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to provide, or to arrange for the provision of, investment advisory services to six newly created investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto (such new investment portfolios and any such additional investment portfolios together called the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws (including the Glass-Steagall Act) and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     ss.1. APPOINTMENT. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

     ss.2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

          (a) the Trust's Declaration of Trust, executed as of April 25, 1988, and as filed with the Secretary of State of Ohio on April 25, 1988, and any and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b) the Trust's By-Laws and any amendments thereto;




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          (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

          (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on April 27, 1988 and all amendments thereto;

          (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-21489), and under the 1940 Act as filed with the Securities and Exchange Commission and the most recent amendment thereto; and

          (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

          The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     ss.3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide, or arrange for the provision of, a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds and will implement, or arrange for others to implement, such determinations through the placement, in the name of the Funds, of orders for the execution of portfolio transactions with or through such brokers or dealers as it may select. The Investment Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees.

     Subject to the provisions of this Agreement, the Declaration of Trust and the 1940 Act, the Investment Adviser directly and indirectly may select and enter into contracts with one or more qualified investment advisers ("Sub-Advisers") to provide to the Trust some or all of the services required by this Agreement. With respect to any such appointment by the Investment Adviser of any of the Sub-Advisers, the Investment Adviser will, as appropriate:




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     (a)  advise the Sub-Advisers with respect to economic conditions and trends;

     (b) assist Sub-Advisers with the placement of orders for the purchase and sale of securities;

     (c) assist and consult with the Sub-Advisers in connection with the Funds' continuous investment programs; and

     (d) periodically review, evaluate and report to the Trust's Board of Trustees with respect to the performance of the Sub-Advisers.

     In fulfilling its responsibilities hereunder, the Investment Adviser further agrees that it will, or, with respect to services provided to the Trust by any of the Sub-Advisers appointed by the Investment Adviser, that it will require that each of the Sub-Advisers:

          (a) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (b) conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement (or any applicable sub-investment advisory agreement) in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

          (c) not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;

          (d) place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain, or require that each of the Sub-Advisers obtain, prompt execution of orders in an effective manner at the most favorable price. In assessing the best execution available for any transaction, the Investment Adviser or any of the Sub-Advisers shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). Consistent with this obligation, the Investment Adviser and any of the Sub-Advisers may, in its discretion and to the extent permitted by law, purchase and sell portfolio



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     securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Investment Adviser or any of the Sub-Advisers exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser and any of the Sub-Advisers are authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Investment Adviser or Sub-Advisers determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser or Sub-Advisers with respect to the accounts as to which it exercises investment discretion. In placing orders with brokers and dealers, consistent with applicable laws, rules and regulations, the Investment Adviser may consider the sale of shares of the Trust. Except as otherwise permitted by applicable laws, rules and regulations, in no instance will portfolio securities be purchased from or sold to BISYS Fund Services Limited Partnership, the Investment Adviser, any Sub-Adviser, or any affiliated person of the Trust, BISYS Fund Services Limited Partnership, the Investment Adviser or any Sub-Adviser;

          (e) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

          (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser or any Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

          (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Adviser's or



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     Sub-Advisers' personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or any Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Investment Adviser or any Sub-Adviser and their respective parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

     ss.4. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Adviser and any Sub-Adviser hereunder are not to be deemed exclusive, and the Investment Adviser and any Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement or any sub-advisory agreement are not impaired thereby.

     ss.5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly, and to require each of the Sub-Advisers to surrender promptly, to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve, and to require each of the Sub-Advisers to preserve, for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by Rule 31a-1 under the 1940 Act.

     ss.6. EXPENSES. During the term of this Agreement, the Investment Adviser will pay all expenses, including as applicable, the compensation of any Sub-Advisers appointed by it, incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

     ss.7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligations of the Funds to pay the above-described fee to the Investment Adviser will begin as of the respective dates of the initial public sale of shares in the Funds; provided, however, that the Investment Adviser may from time to time waive some or all of such fees until such time as it notifies the Trust that it has terminated such waiver.

                  If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times



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the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to BISYS Fund Services Limited Partnership under the Administration Agreement between BISYS Fund Services Limited Partnership and the Trust. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         ss.8. LIMITATION OF LIABILITY. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         ss.9. DURATION AND TERMINATION. This Agreement will become effective as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Securities and Exchange Commission and Schedule A hereto is amended to add such Fund), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until August 20, 1998.

                  Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on August 20 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority



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of the outstanding voting securities of such Fund) or by the Investment Adviser.
This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

         ss.10. INVESTMENT ADVISER'S REPRESENTATIONS. The Investment Adviser hereby represents that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations, including but not limited to the Glass-Steagall Act and the regulations promulgated thereunder.

         ss.11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         ss.12. NAME. The Trust hereby acknowledges that the name "1st Source Monogram" is a property right of the Investment Adviser. The Investment Adviser agrees that the Trust and the Funds may, so long as this Agreement remains in effect, use "1st Source" as part of its name. The Investment Adviser may permit other persons, firms or corporations, including other investment companies, to use such name and may, upon termination of this Agreement, require the Trust and the Funds to refrain from using the name "1st Source" in any form or combination in its name or in its business or in the name of any of its Funds, and the Trust shall, as soon as practicable following its receipt of any such request from the Investment Adviser, so refrain from using such name.

         ss.13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Ohio.

                  The Sessions Group is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Sessions Group" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets



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of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    THE SESSIONS GROUP


                                    By  /s/ Walter B. Grimm
                                      ---------------------------------------
                                    Name  Walter B. Grimm
                                        -------------------------------------
                                    Title President
                                         ------------------------------------

                                    1ST SOURCE BANK


                                    By  /s/ John S. Seidl
                                      ---------------------------------------
                                    Name    John S. Seidl
                                        -------------------------------------
                                    Title Vice Pres. & Sr. Investment Officer
                                         ------------------------------------







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                                                          Dated: August 20, 1996



                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                         between The Sessions Group and
                                 1st Source Bank
                           dated as of August 20, 1996



Name of Fund                             Compensation*                            Date
------------                             -------------                            ----
1st Source Monogram                      Annual Rate of                           August 20, 1996
U.S. Treasury                            thirty-five one-
Obligations Money                        hundredths of one
Market Fund                              percent (0.35%) of
                                         such Fund's average
                                         net assets

1st Source Monogram                      Annual rate of one                       August 20, 1996
Diversified Equity                       hundred ten one-
Fund                                     hundredths of one
                                         percent (1.10%) of
                                         such Fund's average
                                         daily net assets

1st Source Monogram                      Annual rate of                           August 20, 1996
Income Equity Fund                       eighty one-
                                         hundredths of one
                                         percent (0.80%) of
                                         such Fund's average
                                         daily net assets

1st Source Monogram                      Annual rate of                           August 20, 1996
Special Equity Fund                      eighty one-
                                         hundredths of one
                                         percent (0.80%) of
                                         such Fund's average
                                         daily net assets

1st Source Monogram                      Annual rate of                           August 20, 1996
Income Fund                              fifty-five one-
                                         hundredths of one
                                         percent (0.55%) of
                                         such Fund's average
                                         daily net assets

--------
 *All Fees are computed daily and paid monthly.



                                       A-1


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1st Source Monogram            Annual Rate of                    August 20, 1996
Intermediate Tax-              fifty-five one-
Free Bond Fund                 hundredths of one
                               percent (0.55%) of
                               such Fund's average
                               daily net assets




                                   THE SESSIONS GROUP


                                   By  /s/ Walter B. Grimm
                                     ---------------------------------------
                                   Name  Walter B. Grimm
                                       -------------------------------------
                                   Title President
                                         -----------------------------------

                                   1ST SOURCE BANK


                                   By /s/ John S. Seidl
                                     ---------------------------------------
                                   Name John S. Seidl
                                       -------------------------------------
                                   Title Vice Pres. & Sr. Investment Officer
                                         -----------------------------------

                                       A-2